EXHIBIT 10.3

STOCK OPTION AGREEMENT AMENDMENT NO. 2

        This Stock Option Agreement Amendment No. 2 is made as of June 25, 2002 by and between Wilshire Financial Services Group Inc. (the “Company”) and Jay H. Memmott (the “Optionee”), with reference to the following facts:

        A.   The Company and the Optionee have entered into certain stock option agreements dated as of September 29, 2000 and October 2, 2001, pursuant to which the Company has granted to the Optionee options to purchase certain shares of the common stock of the Company.

        B.   The Company and the Optionee desire to amend the stock option agreements in the manner set forth below.

        NOW THEREFORE, the Company and the Optionee hereby amend the stock option agreements as follows:

        1.   Section 1.3.2 of each stock option agreement is hereby amended to provide in its entirety, as follows:

“1.3.2 Notwithstanding anything to the contrary in Section 1.3.1 hereof, upon the occurrence of a Change in Control, as defined either in the Plan or in the Company’s Change in Control Plan (as provided to you from Stephen P. Glennon to Optionee as of June 22, 2000), the unvested portion of this option shall immediately vest and become exercisable.”

        2. In all other respects the terms and provisions of the stock option agreements are hereby ratified and declared to be in full force and effect.

Wilshire Financial Services Group Inc.

By:_________________________________
Name: STEPHEN P. GLENNON
Title: CHIEF EXECUTIVE OFFICER

____________________________________
Jay H. Memmott